EXHIBIT 10.10

                                SUPPLY AGREEMENT

This Supply Agreement is entered into this __6th___ day of August, 2004 between Parker-Hannifin Corporation, a corporation existing under the laws of the state of Ohio, by and through its Fuel Cells Business Unit, with a place of business at 95 Edgewood Avenue, New Britain, Connecticut 06051 ("Parker"), and Dyneco Corporation, a corporation existing under the laws of the state of Minnesota, with its principal place of business at 564 International Place, Rockledge, Florida 32955 ("Dyneco").

In consideration of the mutual promises contained in this agreement, the parties agree as follows:

1. Supply of Products. Dyneco agrees to purchase its requirements from Parker, and Parker agrees to sell to Dyneco, the compressors specifically described in Exhibit A of this agreement ("Products") during the term of this agreement and in accordance with the terms hereof, for resale by Dyneco. Dyneco agrees to give Parker the first right to quote on Dyneco aeration systems for non-fuel cell application, such as ponds and golf courses, including cabinets, valves, hoses and related components (collectively "Systems") incorporating such Products, and shall select Parker as its supplier of such Systems if Parker demonstrates that it can supply a system which meets Dyneco's technical requirements and pricing that is reasonably competitive with other suppliers of such systems. Parker's standard terms and conditions of sale, a copy of which is attached as Exhibit B, will control the disposition of Products and Systems sold by Parker under this Agreement, to the extent not in conflict with the terms hereof, and notwithstanding the terms and conditions of any purchase orders by Dyneco.

2. Term and Termination. This agreement will extend for a period of ten (10) years from the date appearing above, and will automatically renew for two successive five (5) year periods, provided one party does not provide written notice to the other of the intent to terminate the agreement prior to the end of the initial period, or any successive period. Either party can also terminate this agreement if (a) the other party materially breaches any provision of this agreement, and the breaching party fails to cure such breach within forty-five
(45) days after receiving written notification of the breach; or (b) if the other party files a petition in bankruptcy, is adjudicated as bankrupt, takes advantage of the insolvency laws of any state or country, makes an assignment for the benefit of creditors, is voluntarily or involuntarily dissolved, or has a receiver, trustee, or other court officer appointed for its property.

3. Forecasts. Dyneco and Parker will work together to generate non-firm forecasts of Product and System delivery requirements on a mutually agreed basis. Dyneco will issue firm orders for Products and Systems no later than _60__ days prior to the requested delivery date, unless otherwise agreed in writing by Parker.

4. UniVane Trademark. Dyneco grants Parker the royalty-free, exclusive right and license to use the mark "UniVane" on and in conjunction with the sale and marketing of compressor and circulator products manufactured under the "Exclusive Worldwide License Agreement" between the parties, dated May 1, 2003 ("Prior Agreement"), whether such products are used in

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Products or Systems under this Agreement, or in other applications. All use of the mark "UniVane" by Parker will inure to the benefit of Dyneco.

5. Prices. Parker will sell Products and Systems to Dyneco at Parker's standard distributor pricing, effective on August 6, 2004, as attached as Exhibit C. All prices pursuant to this agreement are FOB Parker's facility. Parker reserves the right to modify prices at any time, unless otherwise provided in Exhibit C.

6. Restrictions on Parker. Nothing in this Agreement limits or restricts Parker's right to manufacture and sell Products or Systems, or products competing with the Products or Systems, to any entity.

7. Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement, or the enforcement, breach, termination or validity thereof, that cannot be resolved by good faith negotiations between the parties, shall be settled by binding arbitration in accordance with the CPR Institute Rules for Non-Administered Arbitration of Business Disputes in effect on the date of this agreement. All matters submitted by the parties for binding arbitration shall be decided by a single arbitrator agreeable to the parties involved in the arbitration. If such parties are unable to agree upon a single arbitrator, an arbitrator shall be appointed by the CPR Institute. Any other choice of law clause to the contrary in this contract notwithstanding, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the Arbitrator(s) may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Cleveland, Ohio. Insofar as the proceeding relates to patents, it shall also be governed by 35 U.S.C. ss. 294, to the extent applicable. The arbitrator is not empowered to award trebled, punitive or any other damages in excess of compensatory damages, and each party irrevocably waives any claim to recover any such damages. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall pay its own attorney fees, costs and other expenses in connection with the arbitration, as well as one-half the cost of the arbitrator and arbitration expenses.

8. Miscellaneous. This Supply Agreement is the entire agreement between the parties concerning its subject matter and supercedes all previous communications between them, oral or written. Either party's waiver of any breach of this agreement or failure to exercise any right or privilege of this agreement will not be construed as a waiver of any term, provision, right, privilege or breach of any other provision nor will it be deemed a waiver of any provisions of a subsequent agreement. The parties will not change this agreement unless an authorized representative of each party has executed such change. Any notice that is required or permitted to be given pursuant to this agreement will be deemed to have been sufficiently given and received if sent by facsimile transmission or by regular mail, attention General Manager, to the address stated above.

Parker Fax #:___860 827-2384____________

Dyneco Fax #:___321 639-6897____________

Either party may change its information for this purpose by giving written notice to the other party in the manner above provided. Neither party will assign or transfer any part of this

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agreement without the written consent of the other party. The laws of the State of Ohio govern this agreement without regard to its conflicts or choice of law provisions. Each individual executing this agreement on behalf of a party warrants and represents that he/she has been duly authorized to execute this agreement and that this agreement will be binding upon such party in accordance with its terms.

Executed this 6th day of August 2004.

Parker-Hannifin Corporation
By and through its Fuel Cell Business Unit

By: /s/ Steve Burgess
    ------------------------------------
    Steve Burgess
    ------------------------------------

Title: Technology Team Leader
       ---------------------------------

Dyneco Corporation


By: /s/ Thomas C. Edwards, Ph.D.
    ------------------------------------
Title: President
       ---------------------------------

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Exhibit A

Description of Product:

Parker Hannifin's UniVane Compressors and Parker products related to the sale and installation of Parker UniVane Compressors. All products utilizing the UniVane technology.


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Exhibit B

Parker Standard Terms and Conditions of Sale

Offer Of Sale

The items described in this document are hereby offered for sale at prices to be established by Parker Hannifin Corporation, its subsidiaries and its authorized distributors. This offer and its acceptance by any customer ("Buyer") shall be governed by all of the following Terms and Conditions. Buyer's order for any item described in its document, when communicated to Parker Hannifin Corporation, its subsidiary or an authorized distributor ("Seller'] verbally or in writing, shall constitute acceptance of this offer.

1. Terms and Conditions of Sale: All descriptions, quotations, proposals, offers, acknowledgments, acceptances and sales of Seller's products are subject to and shall be governed exclusively by the terms and conditions stated herein. Buyer's acceptance of any offer to sell is limited to these terms and conditions. Any terms or conditions in addition to, or inconsistent with those stated herein, proposed by Buyer in any acceptance of an offer by Seller, are hereby objected to No such additional, different or inconsistent terms and conditions shall become part of the contract between Buyer and Seller unless expressly accepted in writing by Seller. Seller's acceptance of any offer to purchase by Buyer is expressly conditional upon Buyer's assent to all the terms and conditions stated herein, including any terms in addition to, or inconsistent with those contained in Buyer's offer. Acceptance of Seller's products shall in all events constitute such assent.

2. Payment: Payment shall be made by Buyer net 30 days from the date of delivery of the items purchased hereunder. Any claims by Buyer for omissions or shortages in a shipment shall be waived unless Seller receives notice thereof within 30 days after Buyer's receipt of the shipment.

3. Delivery: Unless otherwise provided on the face hereof, delivery shall be made F.O.B. Seller's plant. Regardless of the method of delivery, however, risk of loss shall pass to Buyer upon Seller's delivery to a carrier. Any delivery dates shown are approximate only and Seller shall have no liability for any delays in delivery.

4. Warranty: Seller warrants that the items sold hereunder shall be free from defects in material or workmanship for a period of 365 days from the date of shipment to Buyer, or 2,000 hours of use, whichever expires first. THIS WARRANTY COMPRISES THE SOLE AND ENTIRE WARRANTY PERTAINING TO ITEMS PROVIDED HEREUNDER. SELLER MAKES NO OTHER WARRANTY, GUARANTEE, OR REPRESENTA TION OF ANY KIND WHATSOEVER. ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, MERCHANTIBILITY AND FITNESS FOR PURPOSE, WHETHER EXPRESS, IMPLIED, OR ARIS. ING BY OPERATION OF LAW, TRADE USAGE, OR COURSE OF DEAL ING ARE HEREBY DISCLAIMED. NOTWITHSTANDING THE FOREGOING, THERE ARE NO WARRANTIES WHATSOEVER ON ITEMS BUILT OR ACQUIRED WHOLLY OR PARTIALLY, TO BUYER'S DESIGNS OR SPECIFICATIONS.

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5. Limitation Of Remedy: SELLER'S LIABILITY ARISING FROM OR IN ANY WAY CONNECTED
WITH THE ITEMS SOLD OR THIS CONTRACT SHALL BE LIMITED EXCLUSIVELY TO REPAIR OR REPLACEMENT OF THE ITEMS SOLD OR REFUND OF THE PURCHASE PRICE PAID BY BUYER, AT SELLER'S SOLE OPTION. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOST PROFITS ARISING FROM OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ITEMS SOLD HEREUNDER, WHETHER ALLEGED TO ARISE FROM BREACH OF CONTRACT, EXPRESS OR IMPLIED WARRANTY, OR IN TORT, INCLUDING WITHOUT LIMITATION, NEGLIGENCE, FAILURE TO WARN OR STRICT LIABILITY.

6. Changes, Reschedules and Cancellations: Buyer may request to modify the designs or specifications for the items sold hereunder as well as the quantities and delivery dates thereof, or may request to cancel all or part of this order, however, no such requested modification or cancellation shall become part of the contract between Buyer and Seller unless accepted by Seller in a written amendment to this Agreement. Acceptance of any such requested modification or cancellation shall be at Seller's discretion, and shall be upon such terms and conditions as Seller may require.

7. Special Tooling: A tooling charge may be imposed for any special tooling, including without limitation, dies, fixtures, molds and patterns, acquired to manufacture items sold pursuant to this contract. Such special tooling shall be and remain Seller's property notwithstanding payment of any charges by Buyer. In no event will Buyer acquire any interest in apparatus belonging to Seller which is utilized in the manufacture of the items sold hereunder, even if such apparatus has been specially converted or adapted for such manufacture and notwithstanding any charges paid by Buyer. Unless otherwise agreed, Seller shall have the right to alter, discard or otherwise dispose of any special tooling or other property in its sole discretion at any time.

8. Buyer's Property: Any designs, tools, patterns, materials, drawings, confidential information or equipment furnished by Buyer or any other items which become Buyer's property, may be considered obsolete and may be destroyed by Seller after two (2) consecutive years have elapsed without Buyer placing an order for the items which are manufactured using such property. Seller shall not be responsible for any loss or damage to such property while it is in Seller's possession or control.

9. Taxes: Unless otherwise indicated on the face hereof, all prices and charges are exclusive of excise, sales, use, property, occupational or like taxes which may be imposed by any taxing authority upon the manufacture, sale or delivery of the items sold hereunder. If any such taxes must be paid by Seller or if Seller is liable for the collection of such tax, the amount thereof shall be in addition to the amounts for the items sold. Buyer agrees to pay all such taxes or to reimburse Seller therefore upon receipt of its invoice. If Buyer claims exemption from any sales, use or other tax imposed by any taxing authority, Buyer shall save Seller harmless from and against any such tax, together with any interest or penalties thereon which may be assessed if the items are held to be taxable.

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10. Indemnity For Infringement of Intellectual Property Rights: Seller shall have no liability for infringement of any patents, trademarks, copyrights, trade dress, trade secrets or similar rights except as provided in this Part 10. Seller will defend and indemnify Buyer against allegations of infringement of U.S. patents, U.S. trademarks, copyrights, trade dress and trade secrets (hereinafter 'Intellectual Property Rights'). Seller will defend at its expense and will pay the cost of any settlement or damages awarded in an action brought against Buyer based on an allegation that an item sold pursuant to this contract infringes the Intellectual Property Rights of a third party. Seller's obligation to defend and indemnify Buyer is contingent on Buyer notifying Seller within ten
(10) days after Buyer becomes aware of such allegations of infringement, and Seller having sole control over the defense of any allegations or actions including all negotiations for settlement or compromise. If an item sold hereunder is subject to a claim that it infringes the Intellectual Property Rights of a third party, Seller may, at its sole expense and option, procure for Buyer the right to continue using said item, replace or modify said item so as to make it noninfringing, or offer to accept return of said item and return the purchase price less a reasonable allowance for depreciation. Notwithstanding the foregoing, Seller shall have no liability for claims of infringement based on information provided by Buyer, or directed to items delivered hereunder for which the designs are specified in whole or part by Buyer, or infringements resulting from the modification, combination or use in a system of any item sold hereunder. The foregoing provisions of this Part 10 shall constitute Seller's sole and exclusive liability and Buyer's sole and exclusive remedy for infringement of Intellectual Property Rights.

If a claim is based on information provided by Buyer or if the design for an item delivered hereunder is specified in whole or in part by Buyer, Buyer shall defend and indemnify Seller for all costs, expenses or judgments resulting from any claim that such item infringes any patent, trademark, copyright, trade dress, trade secret or any similar right.

11. Force Majeure: Seller does not assume the risk of and shall not be liable for delay or failure to perform any of Seller's obligations by reason of circumstances beyond the reasonable control of Seller (hereinafter 'events of Force Majeure]. Events of Force Majeure shall include without limitation, accidents, acts of God, strikes or labor disputes, acts, laws, rules or regulations of any government or government agency, fires, floods, delays or failures in delivery of carriers or suppliers, shortages of materials and any other cause beyond Seller's control.

12. Entire Agreement/Governing Law: The terms and conditions set forth herein, together with any amendments, modifications and any different terms or conditions expressly accepted by Seller in writing, shall constitute the entire Agreement concerning the items sold, and there are no oral or other representations or agreements which pertain thereto. This Agreement shall be governed in all respects by the law of the State of Ohio. No actions arising out of the sale of the items sold hereunder or this Agreement may be brought by either party more than two (2) years after the cause of action accrues.

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Exhibit C

Prices of Products

The Fuel Cell Business Unit will set the UniVane Compressor prices.


[Use alternative if appropriate;


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ALTERNATIVE 1: The prices set forth on this Exhibit B will remain firm until
___________. Effective ___________, the parties will review the prices annually and may be adjusted, effective as of each _________[date], as to future purchase orders to reflect increases or decreases in excess of ___ percent (__%) in Supplier's cost of ________________________, as established by the _______________________ indicators. The parties will negotiate any changes in prices in good faith, with the goal of fairly apportioning the change between the parties. If the parties are unable to reach agreement concerning a price increase, either party may, at its option, elect to terminate this agreement without liability to the other.

ALTERNATIVE 2: At the request of either party, the parties will discuss in good faith any price changes for Products appropriate due to market conditions, including changes in material and labor costs. Parker will also consider in good faith any potential manufacturing efficiencies suggested by Dyneco and will, upon implementation of any such efficiencies, provide appropriate price reductions to Dyneco due to any resulting cost savings. Prices may not be increased more than one time in any twelve-(12) month period. Supplier will provide Customer with at least sixty (60) day advance written notice of any price increases. If the parties shall be unable to reach agreement within 60 days of such notice, either party may, at its option, elect to terminate this Agreement without liability to the other.

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Exhibit D

Tooling

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